Exhibit 10.14

Larry B. Reed Corporate Controller
1 East Telecom Parkway
Temple Terrace. FL 33637
Phone: 813-978-7801
Fax: 813-978-4096

August 30, 2004

SUBJECT:	AMENDMENT OF ARTICLE I, SECTIONS 5.1(i), (ii) and (iii), and SECTION 5.2 of TRANSITION SERVICES AGREEMENT

James A. Attwood, Jr.

William Kennard

Paradise HoldCo, Inc.

Paradise MergerSub, Inc.

c/o The Carlyle Group

520 Madison Avenue, 41st Floor

New York, NY 10022

R. Ronald Hopkinson

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY 10022

Dear Sirs,

Reference is made to the Transition Services Agreement by and among Verizon Information Technologies Inc., Paradise HoldCo, Inc., Paradise MergerSub, Inc. and Verizon Hawaii Inc. dated May 21, 2004 (herein the “Transition Services Agreement”).

James A. Attwood, Jr.

William Kennard

R. Ronald Hopkinson

August 30, 2004

The parties hereby agree to amend, modify and restate in their entirety, Sections 5.1(i), (ii) and (iii) of the Transition Services Agreement as follows:

(i) Supplier or its Affiliates shall, on or before August 26, 2004, provide Buyer with (a) a list of the Third Party Intellectual Property required to provide Transition Services (identifying, where applicable, specific products names, version or release numbers, quantities required (e.g., number of licensed seats, CPUs or MIPS, as applicable) and maintenance and support levels), (b) a reasonable approximation of the license fees, annual maintenance and support costs with respect to each item of such Third Party Intellectual Property, but only to the extent that such information is available to Supplier or its Affiliates without contacting the licensors of such Third Party Intellectual Property, and has been collected by Supplier as of August 23, 2004 (to the extent such information is collected or available, Supplier shall indicate the source of the information), and (c) identification of any consents, rights or licenses that would need to be obtained with respect to such Third Party Intellectual Property in order to provide Transition Services. It is understood and agreed that Supplier shall not be required to contact third-party licensors to obtain such information in (a), (b) or (c) above, or disclose confidential information in violation of any contract obligation and accordingly, such information may not be available to or collected by Supplier for inclusion in the list of Third Party Intellectual Property. To the extent that such information is unavailable, uncollected, or incomplete at the time the list is delivered to Buyer, Supplier shall obtain such information as part of the process set forth in Section 5.1(ii) below, and shall promptly deliver such information to Buyer upon receipt.

(ii) Upon delivery of the list and information described in Section 5.1(i) above, and for no more than ten (10) calendar days thereafter, Supplier and Buyer shall cooperate in good faith to draft a letter that will be sent by Supplier to licensors of the Third Party Intellectual Property, requesting that each licensor consent to Supplier’s use of the software to perform Transition Services for the Buyer during the transition services period, a waiver of fees for such use, and such other requests as the parties deem appropriate.

Upon completion of the draft letter described above, Supplier shall promptly mail such letter to the third-party licensors During the sixty (60) calendar day period following completion of the draft letter (the “Supplier Consent Period”), Supplier shall undertake commercially reasonable efforts to obtain any necessary rights or licenses to use such Third Party Intellectual Property to perform Transition Services for the Buyer without payment of fees for such use. In connection with this effort, Supplier agrees to obtain and deliver to Buyer any information that was unavailable, uncollected, or incomplete at the time the list described in Section 5.1(i) was delivered to Buyer, and also to request in a manner that is applicable to the particular license agreement (x) a provision in the license agreement that permits early termination of such license for use of the Third Party Intellectual property to perform Transition Services for the Buyer without penalty; and (y) a provision in the license agreement that permits assignment of any applicable license rights and any pre-paid

James A. Attwood, Jr.

William Kennard

R. Ronald Hopkinson

August 30, 2004

maintenance and support regarding the same to Surviving Corporation or its Affiliates without additional payments. It is agreed and understood that Supplier shall have no obligation to undertake negotiations with respect to waiver of license fees or the requests made pursuant to clauses (x) or (y), provided that Supplier shall reasonably cooperate with Buyer to support Buyer if Buyer determines that it wishes to negotiate directly with the third-party licensor in accordance with Section 5.1(iii) below; and

(iii) In the event that (a) a third-party licensor agrees to the waiver of fees described in Section 5.1(ii) above, (b) such third-party licensor either accepts or rejects outright the requests specified in Section 5.1(ii)(x) and (y) above, without making any counter offer, and (c) Supplier has provided Buyer with all relevant information with respect to the applicable item of Third Party Intellectual Property required under Section 5.1(i), such Third Party Intellectual Property shall be deemed to be approved for licensing in connection with the Transition Services (such approved Third Parry Intellectual Property, together with the Third Party Intellectual Property approved in accordance with the provisions below, the “Approved Third Party Intellectual Property”), and Supplier shall make commercially reasonable effort to obtain the right to use such Approved Third Party Intellectual Property within thirty (30) calendar days at Buyer’s expense and for its account on the terms proposed by such third-party licensor. In the event that a third-party licensor rejects the request to waive license fees, or otherwise communicates a counter offer to Supplier with respect to the requests specified in Section 5.1(ii)(x) or (y) above, Supplier shall, as applicable, request from such licensor the fee information, and provide to Buyer in writing the fee information and/or the counter offer. Within ten (10) calendar days following receipt of such notice with respect to a particular item of Third Party Intellectual Property and the relevant information with respect to the applicable item of Third Party Intellectual Property required under Section 5.1(i), Buyer shall advise Supplier in writing whether it approves Supplier to license such Third Party Intellectual Property at Buyer’s expense and for its account on the terms proposed by such third-party licensor. If such approval is given by Buyer, the applicable Third Party Intellectual Property will be deemed to be Approved Third Party Intellectual Property, and Supplier shall make commercially reasonable efforts to obtain the right to use such Third Party Intellectual Property within thirty (30) calendar days. If Buyer does not accept the proposed fees or terms proposed by the licensor, Buyer may negotiate directly with such third party with respect to said Third Party Intellectual Property, provided further that such negotiation shall be completed within thirty (30) calendar days following the end of the Supplier Consent Period. Notwithstanding anything to the contrary in this Section 5.1, Supplier shall not obtain Third Party Intellectual Property in connection with the provision of Transition Services if it knows that the Buyer or Surviving Corporation already has (or will have immediately following the Closing) rights to such Third Party Intellectual Property.

James A. Attwood, Jr.

William Kennard

R. Ronald Hopkinson

August 30, 2004

If Buyer does not approve Supplier to license Third Party Intellectual Property for the fees and on the terms offered by third-party licensors, and Buyer does not obtain licenses pursuant to its own negotiations described herein, the conditions set forth in Section 5.3 shall not have been satisfied with respect to such item of Third Party Intellectual Property.

The parties also hereby agree to amend and modify Section 5.2 of the Transition Services Agreement as follows:

The reference to “Section 5.1(ii)” at the beginning of the fifth (5th) line of Section 5.2 is hereby amended and modified to read as follows: “Section 5.1(iii)”.

The parties also hereby agree to amend, modify and restate in its entirety, the definition of Approved Third Party Intellectual Property in Article I on page 2 of the Transition Services Agreement as follows:

“Approved Third Party Intellectual Property” has the meaning set forth in Section 5.1(iii) hereto.

VERIZON INFORMATION TECHNOLOGIES INC.

By:	/s/ Larry B. Reed
Name:	Larry B. Reed
Title:	Corporate Controller
Date:	8/30/04

James A. Attwood, Jr.

William Kennard

R. Ronald Hopkinson

August 30, 2004

Paradise HoldCo, Inc. and Paradise MergerSub, Inc. by their authorized representatives identified below hereby agree with the above described amendments of Article I, Sections 5.1(i), (ii) and (iii), and Section 5.2 of the Transition Services Agreement.

PARADISE HOLDCO, INC.		PARADISE MERGERSUB, INC.

By:	/s/ William Kennard	By:	/s/ William Kennard
Name:	William Kennard	Name:	William Kennard
Title:	Vice President	Title:	Vice President
Date:	8-31-04	Date:	8-31-04